UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2008

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

Massachusetts	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 15, 2008, the ABA Retirement Funds (“ABA RF”), The Northern Trust Company (“Northern Trust”) and Northern Trust Investments, N.A., a wholly-owned subsidiary of Northern Trust (“NTI”), entered into a Fiduciary Investment Services Agreement (the “FISA Agreement”). ABA RF is the sponsor of the Program referred to in the Annual Report on Form 10-K, as amended (the “Form 10-K”), of the American Bar Association Members/State Street Collective Trust (the “ABA Members Collective Trust”) for the year ended December 31, 2007.

The FISA Agreement provides that it will become effective on July 1, 2009 or such other date as the parties may agree (the “Effective Date”), subject to certain conditions, including the execution by Northern Trust of an agreement with a Program recordkeeper selected by ABA RF. The FISA Agreement also provides, among other things, for the substitution of Northern Trust for State Street Bank and Trust Company of New Hampshire (“State Street of New Hampshire”) as trustee of the ABA Members Collective Trust. As permitted under the FISA Agreement, however, Northern Trust has determined to cause NTI to carry out Northern Trust’s obligations as trustee of the ABA Members Collective Trust and related duties. Northern Trust will be liable to the same extent as if Northern Trust had directly performed such obligations and related duties. Upon such substitution, NTI will be responsible for all the functions now performed by State Street of New Hampshire in its capacity as trustee of the ABA Members Collective Trust and will be responsible for developing a suitable investment policy for the Program, subject to approval by ABA RF.

Also upon substitution of NTI as the trustee of the ABA Members Collective Trust, the Declaration of Trust of such Trust will be immediately amended and restated as the American Bar Association Members/Northern Trust Collective Trust. It is expected that the ABA Members Collective Trust will, as of the Effective Date, include investment options described in the Form 10-K and such other investment options as may be established by NTI from time to time pursuant to the investment policy for the Program. NTI also may engage one or more Investment Advisors and other service providers.

The FISA Agreement provides that with respect to the designation of NTI as trustee of the ABA Members Collective Trust, Northern Trust Corporation, the parent company of Northern Trust, will guarantee, in writing, the obligations of NTI as trustee.

Commencing upon the Effective Date, Northern Trust will be paid a trust, management and administration fee calculated according to the following schedule as applied to the aggregate value of assets held by the Funds described in the Form 10-K, excluding Retirement Date Fund assets:

First $1 Billion	.115%
Next $2 Billion	.08%
Over $3 Billion	.065%

Such fee will accrue daily and be paid to Northern Trust at the end of each month. Such fee is based upon the current Fund line-up and specific construction of each Fund relative to its advisor composition, custody and other Fund administration requirements. ABA RF and Northern Trust reserve the right to change such fee should the Fund line-up or construction change in the future in a manner which changes Northern Trust’s costs of administering such Fund or Funds.

Also commencing upon the Effective Date, Northern Trust will be paid a Retirement Date Funds management fee of .115%, applied to the aggregate value of assets held by the Retirement Date Funds. Such fee will accrue daily and be paid to Northern Trust at the end of each month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: August 21, 2008	By:	/s/ Robert E. Fullam
	Name:	Robert E. Fullam
	Title:	Chief Financial Officer